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                                                                      EXHIBIT 10

                                                                  EXECUTION COPY
                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (this "Agreement"), made and entered into effective as of this 21st day of January 2002, by and between Food Lion, LLC, a North Carolina limited liability company (the "Company"), and Laura C. Kendall (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Executive is serving as Executive Vice President of Finance and Chief Financial Officer for the Company and Vice President and Chief Financial Officer for Delhaize America Inc., a North Carolina corporation ("DZA");

         WHEREAS, on April 25, 2001, DZA completed a share exchange transaction with Etablissements Delhaize Freres Et Cie "Le Lion" S.A., a societe anonyme organized under the laws of the Kingdom of Belgium ("Delhaize Group") that resulted in DZA ceasing to be a publicly traded entity;

         WHEREAS, since the share exchange, the Company has reviewed the structure of its finance department and decided to eliminate the positions of Chief Financial Officer at DZA and the Company by consolidating its finance functions at Delhaize Group; and

         WHEREAS, following the decision by the Company to eliminate the positions of Chief Financial Officer for DZA and the Company, the Company terminated Executive's employment with the Company and DZA and her service as Executive Vice President of Finance and Chief Financial Officer for the Company and Vice President and Chief Financial Officer for DZA effective as of January 21, 2002 (the "Termination Date"). .

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and the Executive agree as follows:

ARTICLE I:        TERMINATION  AND CONSULTANCY

         Section 1.1 Termination. The Executive is hereby terminated and resigns as an associate, officer, director and all other positions with the Company and DZA and any of its affiliates or subsidiaries, effective as of the close of business on the Termination Date. Notwithstanding any provision of the Employment Agreement between the Company and the Executive dated March 14, 2000 (the "Employment Agreement") to the contrary, such termination and resignation shall not be deemed to be a breach by the Executive of the Employment Agreement, and the Employment Agreement shall terminate as of the Termination Date.

         Section 1.2 Consulting Services. The Executive agrees to be available from time to time during the period beginning on the Termination Date and ending March 14, 2003, for consulting services as reasonably requested by the Company. Reasonable

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unavailability of the Executive for such consulting at any time shall not be deemed a breach of this Agreement. The Company shall promptly reimburse the Executive for all travel and out-of-pocket expenses reasonably incurred by the Executive in rendering these consulting services.

ARTICLE II:       TERMINATION  PAYMENTS

         Section 2.1 Termination Payments. The Executive shall continue to receive the annual salary she currently receives through March 14, 2003. During this period, the Company shall pay the annual salary in regular, bi-weekly installments in the same manner as paid to the Executive prior to the Termination Date.

         Section 2.2 Incentive Bonus. The Company shall pay and the Executive shall receive an incentive bonus for fiscal 2001 in the amount of $140,460.00. Such bonus payment shall be made in accordance with the terms and conditions governing the Company's bonus plan.

         Section 2.3 Options. As provided in the stock option agreements governing such stock options, all vested stock options held by the Executive as of the Termination Date shall remain exercisable for eighty-nine (89) days following the Termination Date, and thereafter any of such stock options that remain unexercised shall terminate and cease to be exercisable. All other stock options that have been granted to the Executive that have not vested prior to the Termination Date, shall remain outstanding and shall vest as of the Termination Date, and shall remain exercisable for eighty-nine (89) days following the Termination Date. For purposes of clarification, Schedule A attached hereto sets forth the unexercised stock options that have been granted to the Executive as of the date immediately prior to the Termination Date.

         Section 2.4 Restricted Stock. The Executive shall continue to be vested in all restricted stock that has vested as of the Termination Date. All restricted stock under awards to the Executive that have not vested prior to the Termination Date shall remain outstanding following the Termination Date and shall vest as of the Termination Date. For purposes of clarification, Schedule A attached hereto sets forth the restricted stock that has been awarded to the Executive as of the date immediately prior to the Termination Date.

         Section 2.5 Vehicle. As soon as practicable after the Termination Date, the Company shall transfer title to the vehicle currently used by the Executive to the Executive. Thereafter, the Executive shall be responsible for all maintenance, insurance and other expenses relating to such vehicle, and the Company shall have no further obligations with respect to such vehicle.

         Section 2.6 Company Benefits. During the period beginning on the Termination Date and ending on March 14, 2003, Executive (and, as applicable the Executive's covered dependents) shall be entitled to (a) fully participate in the Food Lion


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Group Benefit Plan, (including but not necessarily limited to life insurance but excluding disability coverage); and (b) fully participate in the Executive Medical Plan, providing an allowance of $2,500.00, as each plan may be modified or amended from time to time, at the same level of benefits and at the same cost to the Executive as is generally available to executives of the Company. If the Company is unable to include the Executive and her spouse (and, as applicable, the Executive's covered dependents) in the Food Lion Group Benefit Plan or the Executive Medical Plan, it shall secure similarly equivalent benefits for the Executive (and, as applicable the Executives covered dependents) at no additional cost to the Executive for such period. For purposes of the Executive's right to receive COBRA continuation coverage, the Executive acknowledges that the COBRA continuation period shall commence on the Termination Date.

         Section 2.7 Profit Sharing Plan. The Executive will fully participate in the Profit Sharing Plan contribution for 2001. The Company shall pay Executive the amount of the profit sharing contribution in excess of that allowed by the Internal Revenue Code.

         Section 2.8 Withholding of Taxes. The Company may withhold from any benefits or compensation payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

         Section 2.9 No Duty To Mitigate. The Company acknowledges and agrees that Executive has no duty to mitigate the amounts due under this Agreement, and the obligations of the Company under this Agreement will not be diminished in the event Executive is employed by another employer after the Termination Date.

         Section 2.10 Miscellaneous. Except as specifically provided herein or as otherwise may be required by law, the Executive shall not be entitled to receive any other payments, benefits or severance amounts from the Company following the Termination Date.

ARTICLE III:         CONFIDENTIAL INFORMATION

         The Executive acknowledges that during her service and employment with the Company that she has been privy and made party to confidential information, including, but not limited to, knowledge or data relating to the Company and its affiliates, businesses and investments, information regarding vendors, employees, strategic and business plans, and analysis of competitors ("Confidential Information") and Trade Secrets (as defined below). Following the Termination Date, the Executive shall hold in a fiduciary capacity for the benefit of the Company all Trade Secrets and Confidential Information, which shall have been obtained by the Executive during her service and employment with the Company and which is not generally available public knowledge (other than by acts by the Executive in violation of this Agreement). For three (3) years following the Termination Date, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against any of the Company or


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any affiliate of the Company (in which case the Executive shall use her reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such Trade Secrets or Confidential Information to anyone other than the Company and those designated by the Company. All records, files, plans, drawings, documents, models, equipment, and the like relating to the Company's business, which the Executive has control over, shall not be removed from the Company's premises and, if so removed, shall be returned to the Company by the Termination Date. The Executive acknowledges that she has assigned to the Company all rights to Trade Secrets and other products relating to the Company's business developed by her alone or in conjunction with others at any time while employed by or in the service of the Company. For purposes of this Agreement, Trade Secrets shall mean all information, without regard to form, including, but not limited to, technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, business projects, product plans, distribution lists or lists of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

ARTICLE IV:       NON-COMPETITION; NON-SOLICITATION; NON-DISPARAGEMENT

         Section 4.1 Acknowledgements. The Executive acknowledges (i) that, during her service and employment with the Company, she acquired special expertise and talent in conducting his duties and that the Executive had substantial contacts with customers, suppliers, advertisers and vendors of the Company and its affiliates; (ii) that the Executive was placed in a position of trust and responsibility and had access to a substantial amount of Confidential Information and Trade Secrets and that the Company placed her in such position and gave her access to such information in reliance upon her agreement not to compete with the Company during the time periods set forth below, including, but not limited to, the review and preparation of strategic plans and business strategies to expand the Company's business operations; (iii) that due to the Executive's management and supervising duties, the Executive is a repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company; (iv) that due to the Executive's special experience and talent, the breach of this Article IV cannot be reasonably or adequately compensated solely by damages in an action at law; (v) that the Executive is capable of competing with the Company and its affiliates;
(vi) that the Executive is capable of obtaining gainful employment that does not violate the restrictions contained in this Agreement; and (vii) that a material inducement for the Company in executing this Agreement and making the payments hereunder was the Executive's willingness to be bound by the terms of this
Article IV.

         Section 4.2 Non-Competition. In light of the acknowledgements set forth above and in consideration of the payments made to the Executive hereunder, the

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Executive shall not, directly or indirectly, own, manage, operate, control, be employed by, or perform services through March 14, 2003 (i) for any business, however organized and in whatever form, that engages (x) in any retail or wholesale grocery or supermarket business and (y) which has a retail grocery or supermarket store located within a three (3) mile radius of any retail store operated by the Company, or any of its affiliates, in the United States; and
(ii) for any business, however organized and in whatever form, that engages in any non-retail grocery or supermarket business (e.g., vendor, broker and wholesaler) and which, directly or indirectly, supplies any retail grocery or supermarket store located within a three (3) mile radius of any retail store operated by the Company, or any of its affiliates, in the United States.

         Section 4.3. Non-Solicitation. To protect the goodwill of the Company and its legitimate business interests and in consideration of the payments made to the Executive pursuant to Article II of this Agreement, through March 14, 2003, the Executive shall not, directly or indirectly, solicit the customers, suppliers or employees of the Company or any of its affiliates to terminate their relationship with the Company or any of its affiliates (or to modify such relationship in a manner that is adverse to the interests of the Company or its affiliates), or to violate any valid contracts they may have with the Company or its affiliates; provided, however, that nothing in this Section 4.3 shall prohibit the Executive from responding to an unsolicited request from any third party for an employment reference with respect to any person who was an employee of any of the Company during the period of the Executive's employment by and service with the Company.

         Section 4.4 Indemnification. The Company shall indemnify and hold harmless Executive to the fullest extent permitted under North Carolina law, including, without limitation, the provisions of Article 8, Part 5 (or any successor provision) of the North Carolina Business Corporation Act, as may be amended from time to time, from and against all losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees), which may, at any time, be suffered by Executive as a result of the fact that Executive is or was an officer, employee or agent of the Company, or is or was serving at the request of Company as an officer, employee or agent of an affiliate of the Company. The expenses incurred by Employee in any proceeding shall be paid promptly by the Company in advance of the final disposition of any proceeding at the written request of Employee to the fullest extent permitted under North Carolina law. This Section 4.4 shall survive the payments made to Executive under this Agreement.

         Section 4.5 Non-Disparagement. Following the Termination Date, the Executive shall not disparage the Company or any of the Company's parents, affiliates, and their respective officers, directors, employees, agents, successors and assigns, and the Company shall not disparage the Executive or any of her representatives or agents, or any of their respective heirs and assigns. A proceeding brought by any party to enforce its rights under this Agreement shall not be deemed to be a breach of this Section 4.5.

         Section 4.6. Miscellaneous. The Executive acknowledges that the restrictions,


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prohibitions and other provisions of this Article IV are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of the Company and its affiliates and are a material inducement to the Company to enter into this Agreement and make the payments hereunder. It is the intention of the parties hereto that the restrictions contained in this Article IV be enforceable to the fullest extent permitted by applicable law. Therefore, if, at any time, the provisions of this Article IV shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Article IV shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and the Executive agrees that this Article IV as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

ARTICLE V:        MISCELLANEOUS

         Section 5.1 Remedy. Should the Executive engage in or perform, either directly or indirectly, any of the acts prohibited by Articles III and IV, it is agreed that the Company shall be entitled to immediately withhold any payments or benefits to be made to the Executive under Article II of this Agreement and all outstanding stock options held by the Executive shall immediately be canceled and cease to be exercisable (and to the extent such payments and benefits have already been made, the Executive shall immediately repay such amounts to the Company upon such breach, including, but not limited to, any gain realized upon the lapse of restricted stock or exercise of stock options, as provided in Sections 2.3 and 2.4 hereof) and the Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining the Executive and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy shall not be deemed to limit or prevent the exercise by the Company of any or all further rights and remedies that may be available to the Company hereunder or at law or in equity.

         Section 5.2 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered, sent by facsimile or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to such address or sent to such facsimile number as each party may furnish to the other in writing from time to time.

         Section 5.3 Applicable Law, Jurisdiction and Venue. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of North Carolina, without giving effect to any choice of law principles.

         Section 5.4 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or


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provision of this Agreement shall (i) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (ii) preclude insistence upon strict compliance in the future.

         Section 5.5 Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         Section 5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile signatures shall be treated as originals for all purposes.

         Section 5.7 Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

         Section 5.8 Gender and Plurals. Wherever the context so requires, the feminine gender includes the masculine or neuter, and the singular number includes the plural and conversely.

         Section 5.9 Affiliate. As used in this Agreement, unless otherwise indicated, "affiliate" shall mean any person or entity which directly or indirectly through any one or more intermediaries owns or controls, is owned or controlled by, or is under common ownership or control with the Company.

         Section 5.10 Assignment. This Agreement is binding on the Executive and the Company and their successors and assigns; provided, however, that the rights and obligations of the Company under this Agreement may be assigned to a successor entity which assumes (either by operation of law or otherwise) the Company's obligations hereunder. Any such assignment by the Company will not release the Company unless and until all obligations to the Executive hereunder are fully discharged. No rights or obligations of the Executive hereunder may be assigned by the Executive to any other person or entity, except by will or the laws of descent and distribution. In the event of the Executive's death prior to receipt by the Executive of all amounts payable by the Company hereunder, such amounts shall be payable to the Executive's designated beneficiaries on the same schedule as provided for in this Agreement.

         Section 5.11 Entire Agreement. Except as otherwise specifically provided herein, this Agreement and all schedules and exhibits referenced and/or attached constitutes the entire agreement of the parties with regard to the subject matter hereof, contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Executive's termination from the Company, or any subsidiary or affiliate thereof , and amends and supersedes all prior employment or


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severance agreements between the Executive and the Company or any of its predecessors or affiliates. The Executive acknowledges and agrees that the consideration provided for herein is adequate consideration for the matters provided herein Except as otherwise provided herein, each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement, or promise relating to the Executive's termination from the Company, or any subsidiary or affiliate thereof, which is not contained in this Agreement, shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.

         Section 5.12 Release. In consideration of the amounts set forth in this Agreement, Executive, for herself, her heirs, executors, administrators, successors and assigns (hereinafter referred to as the "Releasors"), hereby fully releases and discharges the Company, its officers, directors, executives, agents, insurers, subsidiaries, parents, affiliates, successors or assigns (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the "Company Entities") from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character, whether or not known, suspected or claimed, which the Releasors have, through the date of this Agreement, against the Company Entities arising out of or in any way related to Executive's employment or termination of her employment; provided, however, that this shall not be a release with respect to any amounts and benefits owed to Executive pursuant to this Agreement.

         Section 5.13 Waiver of Rights Under Other Statutes. Executive understands that this Agreement waives claims and rights Executive may have under certain statutes, if applicable, including without limitation, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection
Act) ("ADEA"), Title VII of the Civil Rights Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; and under any other law or regulation of any jurisdiction that in any way relates to Executive's employment or termination of employment and any and all amendments to any of same.

         Section 5.14 Waiver of Rights Under the Age Discrimination Act. Executive understands that this Agreement, and the release contained herein, waives claims and rights Executive might have under the ADEA. The waiver of Executive's rights under the ADEA does not extend to claims or rights that might arise after the date this Agreement is executed. For a period of seven (7) days following execution of this Agreement, Executive may revoke the terms of this Agreement relating to ADEA claims by a written document received by Company on or before the end of the seven (7) day period. The Agreement will not be effective until said revocation period has expired. Executive acknowledges that she has been given up to 21 days to decide whether to sign this Agreement.



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         Section 5.15 Arbitration. Except as otherwise necessary to secure the remedy specified in Section 5.1 of this Agreement, any dispute arising between the Company and the Executive with respect to the performance or interpretation of this Agreement shall be submitted to arbitration in Salisbury, North Carolina, for resolution in accordance with the commercial arbitration rules of the American Arbitration Association, modified to provide that the decision by the arbitrators shall be binding on the parties, shall be furnished in writing, separately and specifically stating the findings of fact and conclusions of law on which the decision is based, and shall be rendered within 90 days following impanelment of the arbitrators. The cost of arbitration shall initially be borne by the party requesting arbitration. Following a decision by the arbitrators, the costs of arbitration shall be divided as directed by the arbitrators.

ARTICLE VI:            EXECUTIVE ACKNOWLEDGEMENTS

         The Executive acknowledges that:

                  (a) She has read and understands the terms of this Agreement and has voluntarily agreed to their terms without coercion or undue persuasion by the Company or any officer, director or other agent thereof;

                  (b) She has been encouraged by the Company to seek, and has sought, competent legal counsel in her review and consideration of this Agreement and its terms; and

                  (c) This Agreement does not purport to waive, and does not waive, any rights the Executive may have which arise after the date on which this Agreement is finally executed.




                     [The next page is the signature page.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                              FOOD LION, LLC


                                              By:   /s/ L. Darrell Johnson
                                                    ----------------------------
                                              Name: L. Darrell Johnson
                                              Its:  Vice President



                                              /s/ Laura C. Kendall
                                              ----------------------------------
                                              Laura C. Kendall



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